Exhibit 99.1

Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Grubb & Ellis Company (the "Company"), each hereby certifies that to his knowledge, on the date hereof:

(a) the Form 10-Q of the Company for the period ended March 31, 2003 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                          /s/ Maureen Ehrenberg
                          ---------------------
                          Maureen Ehrenberg
                          Executive Vice President
                          acting in capacity of co-Chief Executive Officer May 20, 2003

                          /s/ Richard L. Fulton
                          ---------------------
                          Richard L. Fulton
                          Executive Vice President
                          acting in capacity of co-Chief Executive Officer May 20, 2003

                          /s/ Robert Osbrink
                          ------------------
                          Robert Osbrink
                          Executive Vice President
                          acting in capacity of co-Chief Executive Officer May 20, 2003

                          /s/ Brian D. Parker
                          -------------------
                          Brian D. Parker
                          Chief Financial Officer and
                          acting in capacity of co-Chief Executive Officer May 20, 2003